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Exhibit 11 - COMPUTATION OF PER SHARE EARNINGS
(Thousands of dollars, except per share data)
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                                  Nine Months Ended Sept. 30      Three Months Ended Sept. 30
                                        1996            1995            1996            1995
PRIMARY                           ----------------------------------------------------------------
Average shares outstanding             31,420,553      31,159,689      31,424,410      31,244,711
Net effect of stock
  options - based on the
  treasury stock method using
  average market price                  (1)             (1)             (1)             (1)
                                  ----------------------------------------------------------------
                                       31,420,553      31,159,689      31,424,410      31,244,711

Net income (loss)                         $99,907         $84,547         $31,785         $19,028

     Per-share amount                       $3.18           $2.71           $1.01           $0.61
                                            =====           =====           =====           =====

FULLY DILUTED
Average shares outstanding             31,420,553      31,159,689      31,424,410      31,244,711
Net effect of dilutive stock
  options - based on the
  treasury stock method using
  the average quarterly market
  price, if higher than exercise
  price                                   274,627         317,760         208,499         380,489
                                  ----------------------------------------------------------------
                                       31,695,180      31,477,449      31,632,909      31,625,200

Net income (loss)                         $99,907         $84,547         $31,785         $19,028

     Per-share amount                       $3.15           $2.69           $1.00           $0.60
                                            =====           =====           =====           =====

(1) Incremental number of shares excluded from calculation since they do not have a dilutive effect.
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